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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-112123, 333-113015, 333-88726, 333-74775,
333-75175, 333-89159, 333-40408 and 333-44298) and on Forms S-8 (File Nos.
333-80065, 333-80067, 333-80069, 333-67384, 333-67386 and 333-130454) of Boston
Life Sciences, Inc. and its subsidiaries of our report dated April 2, 2007 relating the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts

April 2, 2007